EXHIBIT 99.1

Solar Senior Capital Ltd. Announces Quarter Ended March 31, 2020 Financial Results; Reports Net Investment Income of $0.35 Per Share

Available Liquidity of $220 Million

Net Leverage of 0.69x

100% of Portfolio Performing

NEW YORK , May 07, 2020 (GLOBE NEWSWIRE) -- Solar Senior Capital Ltd. (NASDAQ: SUNS) (the “Company” “Solar Senior” or “SUNS”), today reported net investment income of $5.7 million, or $0.35 per average share, for the quarter ended March 31, 2020.

At March 31, 2020, net asset value (NAV) was $14.59 per share, a decline of approximately 10.6% from year end 2019 driven primarily by unrealized mark-to-market depreciation. At March 31, 2020, 100% of Solar Senior’s portfolio was performing.

The Company’s Board of Directors declared a monthly distribution for May of $0.10 per share payable on June 2, 2020 to stockholders of record on May 22, 2020. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

Solar Senior will be hosting an earnings conference call and audio webcast at 11:30 a.m. (Eastern Time) on Friday, May 8, 2020. See below for more details.

HIGHLIGHTS:

At March 31, 2020:

 Comprehensive Investment portfolio* fair value: $624.6 million

 Number of portfolio companies*: 234

 Net assets: $234.1 million

 Net asset value per share: $14.59

 Net Leverage: 0.69x

 Available Capital**: ~$220 million

Comprehensive Portfolio Activity*** for the Quarter Ended March 31, 2020

 Investments made during the quarter: $67.6 million

 Investments prepaid or sold during the quarter: $88.0 million

Operating Results for the Quarter Ended March 31, 2020

 Net investment income: $5.7 million

 Net investment income per share: $0.35

 Net realized and unrealized loss: $27.7 million

 Net decrease in net assets from operations: $22.1 million

 Loss per share: $1.37

* The Comprehensive Investment Portfolio is comprised of Solar Senior Capital Ltd.’s investment portfolio, Gemino Healthcare Finance’s (“Gemino”) full portfolio and North Mill Holdco LLC’s (“North Mill”) full portfolio, and excludes the Company’s fair value of its equity interest in Gemino and North Mill.

** See Liquidity and Capital Resources

*** Comprehensive Portfolio Activity includes gross originations/repayments through Gemino and North Mill.

“SUNS entered this unprecedented health crisis in a position of strength with a defensive portfolio, stable funding, low leverage, and significant available capital,” said Michael Gross, Co-CEO of Solar Senior Capital.

“We have been prudent and have created the flexibility and resources to successfully navigate the current crisis,” said Bruce Spohler, Co-CEO of Solar Senior Capital. “Our team’s experience and ability to provide financing solutions across cash flow and ABL opportunities positions us for what we expect to be an attractive investment environment.”

***NEW TIME*** - Conference Call and Webcast
The Company will host an earnings conference call and audio webcast at 11:30 a.m. (Eastern Time) on Friday, May 8, 2020. All interested parties may participate in the conference call by dialing (844) 889-7785 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9929. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 4056756 when prompted. A telephone replay will be available until May 22, 2020 and can be accessed by dialing (855) 859-2056 and using the passcode 4056756. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital’s website, www.solarseniorcap.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the quarter ended March 31, 2020, Solar Senior Capital had total originations of $67.6 million and repayments of $88.0 million across the Company’s core businesses comprised of senior secured cash flow, traditional asset-based lending and healthcare asset-based lending, resulting in a net portfolio reduction of $20.4 million to the comprehensive portfolio.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended March 31, 2020 was as follows:

Comprehensive Investment Portfolio Activity(1) Q1 2020 (in millions)
Asset Classes	Cash Flow Loans	Asset-based Loans North Mill	Asset-based Healthcare Loans Gemino	Life Science	Total Portfolio Activity
Originations	$32.9	$16.3	$15.8	$2.6	$67.6
Repayments / Amortization	$69.6(2)	$4.9	$10.0	$3.5	$88.0
Net Portfolio Activity	$(36.7)	$11.4	$5.8	$(0.9)	$(20.4)
  Portfolio activity includes gross originations/repayments across each business unit.
  Includes realization of an equity position related to a debt investment.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at March 31, 2020 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset-level Yield
	($mm)%
First Lien Senior Secured Loans
Cash Flow 1st Lien Senior Secured Loans	$274.5	44.0%	8.1%[5]
Traditional Asset-Based 1st Lien Senior Secured Loans(1) (North Mill)	$182.5	29.2%	12.5%[6]
Healthcare Asset-Based 1st Lien Senior Secured Loans(2) (Gemino)	$137.5	22.0%	9.5%[6]
Life Science 1st Lien Senior Secured Loans	$22.4	3.6%	9.8%[7]
Total First Lien Senior Secured Loans	$616.9	98.8%
Cash Flow 2nd Lien Senior Secured Loans	$7.4	1.2%	9.2%[5]
Total Senior Secured Loans	$624.3	>99.9%	9.8%
Equity and Equity-like Securities(3)	$0.3	<0.1%
Total Comprehensive Investment Portfolio	$624.6	100%
Floating Rate Investments(4)	$604.6	96.8%
  Includes North Mill’s full portfolio, all of which are 1st lien senior secured loans.
  Includes Gemino’s full portfolio, all of which are 1st lien senior secured loans.
  Excludes the Company’s equity investments in North Mill and Gemino, which distribute quarterly dividends to the Company.
  Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio.
  Represents the yield to maturity based on fair market value at March 31, 2020.
  Represents total interest and fee income for the three month period ending on March 31, 2020 against the average portfolio over the same fiscal period, annualized.
  Represents the weighted average of each individual loan’s yield to maturity based on fair value at March 31, 2020 (excluding exit fees or warrants).

The Comprehensive Investment Portfolio is diversified across approximately 234 unique borrowers in over 130 industries and with an average issuer exposure of $2.7 million, or 0.4% of the comprehensive portfolio.

As of March 31, 2020, 98.8% of the Comprehensive Portfolio was invested in first lien senior secured cash flow and asset-based loans and 1.2% in second lien senior secured cash flow loans, and less than 0.1% is in equity.

The weighted average yield at fair value of all income-producing investments in the Comprehensive Portfolio was 9.8% at March 31, 2020.

Solar Senior Capital Ltd. Portfolio

Asset Quality

At March 31, 2020, 100% of the Company’s portfolio was performing with no investments on non-accrual.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of March 31, 2020, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of SUNS Portfolio
1	$10.8	2.7%
2	$355.9	90.0%
3	$29.1	7.3%
4	$0.0	0.0%

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income Q1 2020(1) (in millions)
For the Quarter Ended:	Cash Flow Lending	Asset-based Lending (North Mill)	Asset-based Healthcare Lending (Gemino)	Life Science	Total
March 31, 2020	$5.8	$1.3	$0.9	$0.8	$8.8
% Contribution	66.3%	14.3%	9.9%	9.5%	100.0%

    (1)   Investment Income Contribution by Business Unit includes interest income/fees from cash flow and life science loans on balance sheet and distributions from North Mill and Gemino.

Solar Senior Capital Ltd.’s Results of Operations for the Quarter Ended March 31, 2020 compared to the Quarter Ended March 31, 2019:

Investment Income

For the fiscal quarters ended March 31, 2020 and 2019, gross investment income totaled $8.8 million and $10.2 million, respectively. The decrease in gross investment income year over year was primarily due to yield compression.

Expenses

Expenses totaled $3.1 million and $4.6 million, respectively, for the fiscal quarters ended March 31, 2020 and 2019. For the fiscal quarters ended March 31, 2020 and March 31, 2019, $1.0 million and $0.5 million, respectively, of management and performance-based incentive fees were voluntarily waived by the Company’s investment manager. The decrease in net expenses year over year is primarily due to lower interest expense due to reductions in LIBOR and an increase in the waivers of fees.

Net Investment Income

The Company’s net investment income totaled $5.7 million and $5.7 million, or $0.35 and $0.35 per average share, respectively, for the quarters ended March 31, 2020 and 2019.

As of March 31, 2020, Solar Senior Capital had only one loan with a PIK component to its interest rate. Cash interest and dividends represented over 99.9% of the Company’s $8.8 million Q1 2020 gross investment income.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain (loss) for the quarters ended March 31, 2020 and 2019 totaled approximately $(27.7) million and $1.7 million, respectively.

Net Increase (Decrease) in Net Assets Resulting From Operations

For the fiscal quarters ended March 31, 2020 and 2019, the Company had a net increase (decrease) in net assets resulting from operations of $(22.1) million and $7.4 million, respectively. For the fiscal quarters ended March 31, 2020 and 2019, earnings (loss) per average share were $(1.37) and $0.46, respectively.

Liquidity and Capital Resources

Unsecured Debt

As of March 31, 2020, Solar Senior issued $85 million of 3.90% senior unsecured notes due March 31, 2025. Proceeds from the issuance were initially used to reduce borrowings under the Company’s revolving credit facilities before funding additional investments and general corporate purposes.

At March 31, 2020, approximately 50% of the Company’s funded debt was comprised of unsecured term notes.

Credit Facilities and Available Capital
At March 31, 2020, the Company had $89.4 million of borrowings under its $300 million of revolving credit facilities, resulting in approximately $220 million of available capital including cash.

Leverage
As of March 31, 2020, the Company’s leverage is 0.69x. Solar Senior’s low leverage provides a significant cushion to covenant levels and the regulatory limit of 2:1 total debt-to-equity.

Unfunded Commitments
As of March 31, 2020, Solar Senior had unfunded commitments of approximately $17.1 million. The unfunded commitments largely consist of contingent delayed draw term loan commitments related mostly to add-on acquisition financing in our cash flow lending business, as well as incremental financing commitments to life science companies tied to capital or operating thresholds or benchmarks. Delayed draw term commitments are also typically subject to leverage covenants that prevent portfolio companies from calling additional debt without a viable and oftentimes preconditioned business purpose. Importantly, as of March 31, 2020 only $4.6 million of the Company’s unfunded commitments are for revolvers that can be fully drawn by the borrowers, resulting in de minimis unconditioned funding commitments.

Financial Statements and Tables

SOLAR SENIOR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	March 31, 2020 (unaudited)	December 31, 2019
Assets
Investments at fair value:
Companies less than 5% owned (cost: $327,117 and $363,947, respectively)	$304,532	$361,665
Companies more than 25% owned (cost: $98,439 and $98,439,respectively)	91,267	98,600
Cash	11,231	7,054
Cash equivalents (cost: $89,997 and $99,898, respectively)	89,988	99,898
Interest receivable	1,144	1,933
Dividends receivable	1,753	1,893
Receivable for investments sold	31	6,667
Prepaid expenses and other assets	381	248

Total assets	$500,327	$577,958

Liabilities
Debt ($174,403 and $211,202 face amounts, respectively, reported net of unamortized debt issuance costs of $2,348 and $1,901, respectively	$172,055	$209,301
Payable for investments and cash equivalents purchased	89,997	101,811
Distributions payable	1,886	1,885
Management fee payable	140	426
Interest payable	945	1,172
Administrative services payable	195	826
Other liabilities and accrued expenses	969	723

Total liabilities .	$266,187	$316,144

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 16,049,034 and 16,046,214 issued and outstanding, respectively	$160	$160
Paid-in capital in excess of par	282,229	282,181
Accumulated distributable net loss	(48,249)	(20,527)

Total net assets	$234,140	$261,814

Net Asset Value Per Share	$14.59	$16.32

SOLAR SENIOR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Three months ended
	March 31, 2020	March 31, 2019
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$6,623	$7,814
Companies 5% to 25% owned	—	85
Dividends:
Companies more than 25% owned	2,125	2,265
Other income:
Companies less than 5% owned	27	70

Total investment income	8,775	10,234

EXPENSES:
Management fees	$1,104	$1,156
Performance-based incentive fees	56	544
Interest and other credit facility expenses	2,071	2,685
Administrative services expense	367	396
Other general and administrative expenses	540	335

Total expenses	4,138	5,116
Management fees waived	(964)	—
Performance-based incentive fees waived	(56)	(536)

Net expenses	3,118	4,580

Net investment income	$5,657	$5,654

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND UNFUNDED COMMITMENTS:
Net realized gain on investments and cash equivalents (companies less than 5% owned)	$119	$105

Net change in unrealized gain (loss) on investments, cash equivalents and unfunded commitments:
Companies less than 5% owned	(20,508)	(1,203)
Companies 5% to 25% owned	—	280
Companies more than 25% owned	(7,333)	2,550

Net change in unrealized gain (loss) on investments, cash equivalents and unfunded commitments	(27,841)	1,627

Net realized and unrealized gain (loss) on investments, cash equivalents and unfunded commitments	(27,722)	1,732

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(22,065)	$7,386

EARNINGS (LOSS) PER SHARE	$(1.37)	$0.46

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies primarily in the form of cash flow first lien senior secured debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, financial condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(646) 308-8770